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                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                           Twenty Six                        Thirteen
                                                           Weeks Ended                     Weeks Ended
                                                  ---------------------------     ---------------------------
                                                      June 24,       June 26,          June 24,      June 26,
                                                          2000           1999              2000          1999
                                                  ------------   ------------     -------------   -----------

Net income                                        $     17,776   $     18,230     $      9,437   $     10,755
                                                  ============   ============     ============   ============

Average number of common shares
    outstanding                                          9,024         10,246            8,880         10,125

  Plus: Incremental shares from
    assumed exercise of stock
    options                                                213            120              224            117
                                                  ------------   ------------     ------------   ------------
Average number of common shares
    and common share equivalents
    outstanding                                          9,237         10,366            9,104         10,242
                                                  ============   ============     ============   ============

Diluted earnings per share                        $       1.92   $      1.76      $       1.04   $       1.05
                                                  ============   ============     ============   ============



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